Exhibit 99.1

MEDIA CONTACTS:	Telkonet Investor Relations 414.721.7988 ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces First Quarter 2014 Financial Results

Teleconference and Webcast to be Held Today at 4:30 pm ET

MILWAUKEE, WI- May 15, 2014 -- Telkonet, Inc. (OTCQB: TKOI), whose complementary business divisions include EcoSmart™, an energy management technology platform featuring Recovery Time™ technology and EthoStream®, one of the largest hospitality High-Speed Internet Access (HSIA) providers in the world, today announced their 2014 first quarter financial results.

Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, May 15th at 4:30 pm ET/3:30 pm CT.

Jason Tienor, Telkonet's CEO stated, “While significantly impacted by deferred revenue recognition due to delayed customer signoffs, Telkonet saw traction in a typically slow quarter. With continued growth of our record backlog entering into the busiest season for our educational market, we remain excited about 2014 and the wins we’ve seen from business development across our diversified target market segments.”

Gene Mushrush, Telkonet’s CFO commented, “In accordance with GAAP’s revenue recognition guidelines, which require fulfillment of our contractual obligations prior to recognizing revenues associated with those obligations, $0.5 million in progress billings were recorded as deferred revenue at quarter end. This revenue will be recognized based on the timing of customer signoffs, which we anticipate will occur during Telkonet’s fiscal second quarter. In the short term, we’ve taken the necessary steps to address expenses accordingly.”

Highlights for the First Quarter Ended March 31, 2014:

•	Revenue of $2.6 million, down 16% compared to $3.1 million for the quarter ended March 31, 2013.
•	Selling, General and Administrative expense of $1.4 million, down 5% compared to $1.5 million for the quarter ended March 31, 2013.
•	Research and Development expense down 2% compared to the quarter ended March 31, 2013.
•	Executed and paid in full, voluntary disclosure agreement’s (VDA’s) relating to sales tax liability with 7 states totaling approximately $.09 million.
•	Secured contracts for a record $1.7 million in new EthoStream business during the quarter, resulting in backlog of over $1.5 million.
•	Installation completed for the first full EcoSmart Suite platform deployment in a marquee 400 room hospitality property.
•	Initiated Telkonet’s largest single educational deployment to date which will be completed in the 3rd quarter.
•	Awarded Telkonet’s largest combined EthoStream/EcoSmart installation to date by a new reseller which has now contracted for three additional projects.

Telkonet, Inc. • 20800 Swenson Drive, Suite 175 • Waukesha, WI 53186 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

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Mr. Tienor continued, “Our first quarter operations have provided a different view of our year to date performance and the remainder of our year. With a record number of educational projects moving into the summer break and having secured some of our most prestigious projects to date, we look forward to extensive growth in our secondary markets.”

Teleconference and Webcast

The Company will host a teleconference and webcast today at 4:30 PM ET/3:30 PM CT to discuss these results with the financial community.

Date: Thursday, May 15, 2014

Time: 4:30 pm Eastern Time, 3:30 pm CT, 1:30pm PT

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=172742

A replay of the teleconference will be available until May 29, 2014, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID #13582141 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the quarters ended March 31, 2014 and 2013, the Company excluded the following category of expense, described below:

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•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation expense enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Ecosmart technology has been installed in over 300,000 rooms worldwide.Telkonet's energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet's developments, sign up for our email alerts HERE.

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ABOUT ETHOSTREAM

EthoStream is one of the largest hospitality High-Speed Internet Access (HSIA) providers in the world, providing services to more than 8.0 million users monthly across a network of greater than 2,275 locations.  EthoStream's EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service.  With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD-LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2014	2013
Net loss	$(778,208)	$(411,846)
Interest expense, net	11,114	16,638
Provision for income taxes	51,312	280
Depreciation and amortization expense	66,661	64,118

EBITDA	(649,121)	(330,810)
Adjustments:
Stock-based compensation expense	2,024	2,023

Adjusted EBITDA	$(647,097)	$(328,787)

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2014	2013
Revenues, net:
Product	$1,709,644	$2,165,500
Recurring	922,973	962,134
Total Net Revenues	2,632,617	3,127,634

Cost of Sales:
Product	1,348,027	1,429,546
Recurring	254,302	266,163
Total Cost of Sales	1,602,329	1,695,709

Gross Profit	1,030,288	1,431,925

Operating Expenses:
Research and development	296,690	302,142
Selling, general and administrative	1,382,719	1,460,593
Depreciation and amortization	66,661	64,118
Total Operating Expenses	1,746,070	1,826,853

Loss from Operations	(715,782)	(394,928)

Other Income (Expenses):
Interest expense, net	(11,114)	(16,638)
Total Other Income (Expense)	(11,114)	(16,638)

Loss Before Provision for Income Taxes	(726,896)	(411,566)

Provision for Income Taxes	51,312	280

Net Loss	(778,208)	(411,846)

Accretion of preferred dividends and discount	(35,761)	(172,897)
Net loss attributable to common stockholders	$(813,969)	$(584,743)

Net income (loss) per common share:
Income (loss) per common share – basic	$(0.01)	$0.00
Income (loss) per common share – diluted	$(0.01)	$0.00

Weighted Average Common Shares Outstanding – basic	125,035,612	108,103,001
Weighted Average Common Shares Outstanding – diluted	125,035,612	108,103,001

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